Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223476) of NuCana plc of our report dated March 21, 2018, with respect to the Consolidated Financial Statements of NuCana plc, included in the Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Ernst & Young LLP

Edinburgh, United Kingdom

March 21, 2018